Exhibit 4.1

WINSONIC DIGITAL MEDIA GROUP, LTD.

THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE PAYOR (AS DEFINED BELOW), IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

WINSONIC DIGITAL MEDIA GROUP, LTD.

6% CONVERTIBLESUBORDINATED PROMISSORY NOTE

$__________	October 12, 2007

FOR VALUE RECEIVED, Winsonic Digital Media Group, Ltd., a Nevada corporation ("Payor"), having its executive office at 101 Marietta Street, Suite 2600, Atlanta, Georgia 30303 promises to pay to ____________ ("Payee"), having an address at ___________________  (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of ____________________  ($_______)  plus accrued interest, on the first to occur of the following dates:

(i) October 12, 2008 (the "Maturity Date");

(ii) the date on which all outstanding amounts under this Note are prepaid in full pursuant to Section 2 hereof (the "Prepayment Date");

(iii) the date (the "Conversion Date") on which (1) the outstanding principal amount of this Note plus accrued interest is automatically converted into the Payor's common stock, par value $0.001 per share (the "Common Stock") pursuant to Section 4.2 hereof or (2) the Payee elects to convert this Note into Common Stock of the Payor pursuant to Section 4.1 hereof, which election may be made at any time by Payee by delivering a conversion notice in writing to Payor; and

(iv) any other date on which the principal amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the "Acceleration Date").

1.           Computation of Interest; Payments.

1.1.  The principal amount of this Note outstanding from time to time shall bear interest at the rate of six percent (6%) per annum (the "Interest Rate") from the date hereof through the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Conversion Date or (iv) the Acceleration Date.

1.2.  Interest accrued on this Note shall only be payable on the earliest to occur of (i) the Maturity Date; (ii) the Prepayment Date; (iii) the Conversion Date or (iv) the Acceleration Date.

1.3.  All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

1.4.  In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Interest Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

2.   Prepayment.  The Payor may, without prior notice, prepay the outstanding principal and accrued but unpaid interest of this Note in whole at any time, or in part from time to time, without penalty, fee or charge.  Each prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

3.   Merger Transaction.  On or before the Maturity Date, if the Payor completes a transaction (“Merger Transaction”) in which (a) Payor is merged or consolidated with or into any other corporation in which the shareholders of the Payor shall own less than 50% of the voting securities of the surviving corporation or (b) the acquirer purchases all or substantially all of the Payor’s assets, the unpaid principal and accrued and unpaid interest outstanding under the Note will be due and payable upon the closing of the Merger Transaction (the "Merger Acceleration Date"), subject to the Payee’s rights of conversion set forth in Section 4.1(b) below.

4.   Conversion.

4.1.   Voluntary Conversion.

  (a)           Any holder of this Note has the right, at the holder's option, at any time and prior to payment or conversion of this Note, to convert any then unpaid principal of this Note (together with any accrued and unpaid interest due under this Note), in whole but not in part, into a whole number of shares of the Payor's Common Stock at a price per share equal to $0.20 (subject to appropriate adjustments as set forth herein, the "Conversion Price") upon satisfaction of the conditions set forth in this Section 4.

  (b)           On or before the Maturity Date, if the Payor completes a Merger Transaction, the Payee shall have the option for thirty (30) days prior to the Merger Acceleration Date to convert any then unpaid principal of this Note (together with any accrued and unpaid interest due under this Note) into a whole number of shares of the Payor's Common Stock at a price per share equal to the Conversion Price upon satisfaction of the conditions set forth in this Section 4.

4.2.   Automatic Conversion.  On or before the Maturity Date, if the Payor completes an offering of its preferred stock, Common Stock or a combination of preferred stock and Common Stock for gross proceeds of at least $3,000,000 (an "Equity Financing"), the then unpaid principal of this Note (together with any accrued and unpaid interest due under this Note) will automatically convert into a whole number of shares of the Payor's Common Stock at a price per share equal to the Conversion Price.

4.3.   Conversion Procedures.

  (a)           Notice of Conversion Pursuant to Section 4.1.  Before the Payee shall be entitled to convert this Note pursuant to Section 4.1 hereof, it shall surrender this Note, and shall give written notice to the Payor (the "Conversion Notice") at its principal office, of the election to convert the same at least five business days prior to the effective date of such conversion.  The Conversion Notice shall state the principal amount and accrued and unpaid interest which the Payee elects to convert, the number of shares of Payor's Common Stock to be issued in connection with such conversion and the effective date of such conversion (the "Voluntary Conversion Date").  Payee shall cooperate with Payor and provide Payor with additional documentation or information upon reasonable request in order to enable the Conversion Shares to be issued.

  (b)           Notice of Conversion Pursuant to Section 4.2.  If this Note is automatically converted pursuant to Section 4.2, written notice shall be delivered to the Payee of this Note at the address last shown on the records of the Payor for the Payee or given by the Payee to the Payor for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Payor is located, notifying the Payee of the conversion to be effected and the applicable conversion price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur (the "Automatic Conversion Date" and collectively with the Voluntary Conversion Date, the "Conversion Date") and calling upon such Payee to surrender to the Payor, in the manner and at the place designated, the Note.

  (c)           Mechanics of Conversion.  If this Note is to be converted pursuant to this Section 4, (i) Payee shall tender to Payor this Note for cancellation on or prior to the Conversion Date and (ii) as soon as practicable following receipt of this Note for cancellation, but in no event later than ten business days following such receipt, the Payor shall deliver to the Payee a certificate or certificates representing the number of shares of the Payor's Common Stock to which the Payee is entitled pursuant to this Section 4.  Conversion of this Note shall be deemed to have been made as of the Conversion Date.

(d)           No Fractional Shares. No fractional shares of the Payor's Common Stock shall be issued upon conversion of this Note.  In lieu of issuing any fractional shares of the Payor's Common Stock, Payor shall round up any conversion calculations so that only whole integrals of Common Stock shall be issued upon conversion.

  (e)           Effect of Conversion.  The delivery to the Payee of a certificate evidencing the shares of Common Stock into which this Note has been converted shall be deemed to satisfy the Payor's obligation to pay, when due, the principal and interest under this Note so converted.  Any interest converted shall be deemed paid and not cancelled, extinguished or forfeited.

  (f)           Taxes on Conversion.  The Payor shall pay any and all documentary stamp or similar issue or transfer taxes or any other taxes payable in respect of the issue or delivery of Common Stock to Payee upon conversion of this Note.

  (g)           Reservation of Common Stock.  The Payor shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, a number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.  The Payor shall, from time to time in accordance with the law of the state of the Payer's incorporation, take such corporate action as shall be necessary to ensure that the Payor may validly and legally issue fully paid and nonassessable shares of Common Stock to effect the conversion of this Note.

  (h)           Adjustment for Reorganization, Consolidation, Merger or Reclassification.  If after the date hereof the Payor shall (i) effect a reorganization, (ii) consolidate with or merge into any other person or entity, (iii) change the shares of Common Stock issuable upon conversion of this Note into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise or (iv) sell or transfer all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Payor, then, in each such case, the Payee, upon the conversion of this Note as provided in this Section 4 at any time or from time to time after the consummation of such reorganization, consolidation, reclassification, merger or sale, or the effective date of such dissolution, as the case may be, shall receive, in lieu of the shares of Common Stock issuable on such conversion immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Payee would have been entitled upon the consummation of such reorganization, consolidation, reclassification or merger, or in connection with such dissolution, as the case may be, if the Note had been converted immediately prior thereto (assuming the payment by the Payee of the Conversion Price therefor as required hereby).

5.   Piggy-Back Registration Rights.

5.1.  Defined Terms.  As used in this Section 5, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

(a)           Registrable Securities; Effectiveness Period.  The term "Registrable Securities" shall mean any shares of Payor's Common Stock issuable upon conversion of this Note in accordance with the terms and conditions hereof.  For the purposes of this Section 5, securities will cease to be Registrable Securities when (A) a registration statement under the Act, covering such Registrable Securities has been declared effective and (1) such Registrable Securities have been disposed of pursuant to such effective registration statement or (2) such registration statement has remained effective for 270 consecutive days, (B) such Registrable Securities are transferred pursuant to an exemption from the registration requirements of the Act, including, without limitation, Rules 144 and 144A promulgated thereunder, (C) such Registrable Securities are eligible for sale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or (D) such Registrable Securities have been otherwise transferred and the Payor, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer ((A) through (D) collectively referred to herein as the "Effectiveness Period").

(b)           Rightsholders.  The term "Rightsholder" shall include the Payee, all successors and assigns of the Payee and all transferees of Registrable Securities where such transfer affirmatively includes the transfer and assignment of the rights of the Payee under this Note with respect to the transferred Registrable Securities and such transferee agrees in writing to assume all of the Payee’s agreements, obligations and liabilities under this Note.

5.2.  Piggy-Back Registration.

(a)           If, at any time on or after the date hereof and prior to the Maturity Date, the Payor proposes to file a registration statement under the Act with respect to an offering by the Payor or any other party of any class of equity security similar to any Registrable Securities (other than a registration statement on Form S-4 or Form S-8 or any successor form or a registration statement filed solely in connection with a stock option or other employee benefit plan, an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Payor), then the Payor, on each such occasion, shall give written notice (each, a "Piggy-Back Notice") of such proposed filing to all of the Rightsholders owning Registrable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registrable Securities as each such Rightsholder may request.  Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of a Piggy-Back Notice, to request, by written notice (each, a "Holder Notice") to the Payor, the inclusion of all or any portion of the Registrable Securities of such Rightsholders in such registration statement.  The Payor shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registrable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of the Payor included therein.  Notwithstanding anything to the contrary contained in this Section 5.2(1), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registrable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Payor and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Payor shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in the managing underwriter’s written opinion.

(b)           Number of Piggy-Back Registrations; Expenses.  The obligations of the Payor under this Section 5 shall be unlimited with respect to each Rightsholder.  Subject to the provisions of Section 5.4 hereof, the Payor will pay all Registration Expenses (as defined below) in connection with any registration of Registrable Securities effected pursuant to this Section 5, but the Payor shall not be responsible for the payment of any underwriter’s discount, commission or selling concession in connection therewith.

(c)           Withdrawal or Suspension of Registration Statement.  Notwithstanding anything contained to the contrary in this Section 5, the Payor shall have the absolute right, whether before or after the giving of a Piggy-Back Notice or receipt of a Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registrable Securities therein, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.  In the event of such a determination after the giving of a Piggy-Back Notice, the Payor shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Payor shall be relieved of its obligation under this Section 5 to register any of the Registrable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Payor shall be permitted to delay or suspend the registration of Registrable Securities pursuant to this Section 5.2 for the same period as the delay in the registration of such other securities.  No registration effected under this Section 5 shall relieve the Payor of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under any other agreement with the Payor.

5.3.  Registration Procedures.

(a)           Obligations of the Payor.  The Payor will, in connection with any registration pursuant to Section 5.2 hereof, as expeditiously as possible:

(1)           prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on any appropriate form chosen by the Payor, in the Payor’s sole discretion, which shall be available for the sale of all Registrable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Holder Notices, and use the Payor’s commercially reasonable efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable; provided, that, at least five business days before filing with the Commission of such registration statement, the Payor shall furnish to each Rightsholder whose Registrable Securities are to be included therein draft copies of such registration statement, including all exhibits thereto; and provided, further, the Payor shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Act and any other applicable laws and regulations.

(2)           prepare and file with the Commission such amendments and supplements to a registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by the registration statement during the Effectiveness Period;

(3)           furnish to such Rightsholder such number of copies of a prospectus, including a preliminary prospectus, in conformation with the requirements of the Act, and such other documents, as such Rightsholder may reasonably request;

(4)           use its reasonable efforts to register or qualify the Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registrable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, that the Payor will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (4), (ii) subject itself to taxation in any such jurisdiction or (iii) take any action which would subject it to general service of process in any such jurisdiction;

(5)           notify each Rightsholder of any Registrable Securities covered by the registration statement, promptly at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of a Discontinuation Event (as defined below).  For purposes of this Section 5.3(a)(5), a "Discontinuation Event" shall mean (i) when the Commission notifies the Payor that there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement and until the Payor has addressed the comments in a supplemented prospectus and/or amended registration statement and/or supplementally; (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such registration statement or prospectus or for additional information and until the request has been responded to; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) the receipt by the Payor of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening, in writing, of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such registration statement ineligible for inclusion therein or any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such registration statement, prospectus or other documents so that, in the case of such registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

(6)           use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible time and to prevent the entry of such an order;

(7)           make available for inspection by each Rightsholder whose Registrable Securities are included in such registration statement, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Payor (collectively, the "Records") and cause the officers, directors and employees of the Payor to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that records which the Payor determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (ii) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Payor and allow the Payor, at the Payor’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(8)           cooperate with the Rightsholder whose Registrable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registrable Securities;

(9)           comply with all applicable rules and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (i) in an underwritten offering, at the end of any fiscal quarter in which Registrable Securities are sold to underwriter(s), or (ii) in a non-underwritten offering, with the first month of the Payor’s first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Act;

(10)           provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement relating to the first public offering of Registrable Securities of the Payor pursuant hereto;

(11)           enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registrable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties, if any, to the holders of such Registrable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Payor and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s), (iii) obtain a "comfort" letter from the Payor’s independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in "comfort" letters by accountants in connection with underwritten public offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registrable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Payor; each such action required by this clause (11) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

(12)           if requested by the holders of a majority of the Registrable Securities included in such registration statement, use its best efforts to cause all Registrable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registrable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

(b)           Obligations of Rightsholders.  In connection with any registration of Registrable Securities of a Rightsholder pursuant to Section 5.2 hereof:

(1)           The Payor may require that each Rightsholder whose Registrable Securities are included in such registration statement furnish to the Payor such information regarding the distribution of such Registrable Securities and such Rightsholder as the Payor may from time to time reasonably request in writing;

(2)           Each Rightsholder agrees by its acquisition of such Registrable Securities that, upon receipt of any notice from the Payor of the happening of any Discontinuation Event, shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Rightsholder’s receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Payor that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement; and

(3)           It shall be a condition precedent to the Payor's obligation to take any action pursuant to this Section 5 in respect of the Registrable Securities that are to be registered at the request of any Rightsholder that such Rightsholder shall furnish to the Payor such information regarding the securities held by such Rightsholder, the intended method of disposition thereof and any other information as the Payor shall reasonably request and as shall be required in connection with the action taken by the Payor.  No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Securities Exchange Act of 1934, as amended and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

5.4.  Registration Expenses.  All expenses incident to the performance of or compliance with this Note by the Payor, including, without imitation, all registration and filing fees of the Commission, NASD, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registrable Securities on any securities exchange and fees and disbursements of counsel for the Payor and the Payor’s independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incidental to such performance), Act or other liability insurance (if the Payor elects to obtain such insurance), the fees and expenses of any special experts retained by the Payor in connection with such registration and the fees and expenses of any other person retained by the Payor (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by the Payor) will be borne by the Payor.  All such expenses are herein referred to as "Registration Expenses".

5.5.  Indemnification; Contribution.

(a)           Indemnification by the Payor.  The Payor agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney’s fees and expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Payor by such Rightsholder expressly for use therein.

(b)           Indemnification by Rightsholder.  In connection with any

registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to the Payor in writing such information with respect to such Rightsholder as the Payor reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registrable Securities included in such registration statement, and each other such holder of Registrable Securities included in such Registration Statement hereby agrees, to indemnify, to the full extent permitted by law, the Payor, the directors and officers of the Payor and each person who controls the Payor (within the meaning of the Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees and expenses) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Payor expressly for use therein.

(c)           Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 5.5 of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Note, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 5.5.  In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto.  The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

(d)           Contribution.  If the indemnification provided for in this Section 5.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 5.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Limitation.  Notwithstanding anything to the contrary contained in this Section 5.5, no holder of Registrable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registrable Securities as contemplated herein.

6.  Covenants of Payor.

Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

6.1.  Payor will not sell, transfer or dispose of a material part of its assets;

6.2.  Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and

6.3.  discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

6.4.  Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

6.5.  Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

6.6.  Payor will, promptly following the occurrence of an Event of Default (defined below) or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's Chief Executive Officer or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

6.7.  Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles; and

6.8.  On or after March 31, 2008, in the event of:

(a)           any taking by Payor of a record of any of the holders of any class of securities for any purpose, including, but not limited to, determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive an other right; or

(b)           any special or annual meeting of holders of the Payor’s Common Stock or any action by holders of the Common Stock of Payor in lieu of such a meeting; or

(c)           any capital reorganization of Payor, any reclassification of recapitalization of the capital stock of Payor or any transfer of all or substantially all of the assets of Payor to or consolidation or merger of Payor with or into any other person; or

(d)           any proposed issuance or grant by Payor to the existing holders of Common Stock of any securities (including but not limited to convertible securities), or any right or option to subscribe for  any securities;
Payor will mail or cause to be mailed to the holder of record of this Note a notice specifying (i) the date on which any such record is or was to be taken and the purpose therefore, (ii) the date and purpose of any shareholders meeting or proposed shareholders action without meeting, (iii) the date on which any such sale, reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to be consummated, and the time, if any, to be fixed, as of which the holders of record of Common Stock are to surrender or exchange such shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iv) the amount and character of any securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least fifteen (15) days prior to the record date, shareholders meeting (or shareholders action without meeting) or other event specified in this Section 6.7.

7.  Events of Default.

7.1.  The term "Event of Default" shall mean the occurrence of any of the following:

(a)           The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor; or

(b)           Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

(c)           Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Note as and when the same becomes due and payable; and such default is not cured within thirty (30) days of such default or

(d)           Payor admits in writing its inability to pay its debts as they mature; or

(e)           Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation; or

(f)           A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt in excess of $5,000,000 and secured by such property or assets of Payor or of any subsidiary of Payor; or

(g)           Payor defaults in the due observance or performance of any covenant, condition or agreement and/or commits a material breach of the representations or warranties in this Note, (other than the default specified in Section 7.1(c) above) and such default continues uncured for a period of sixty (60) days.

Remedies.  Upon the occurrence of an Event of Default, and at any time thereafter, the holder of this Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  Forbearance by the holder of this Note to exercise its rights with respect to any failure or breach of Payor shall not constitute a waiver of the right as to any subsequent failure or breach

8.  Unconditional Obligation. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

9.  Replacement Of Note.  On receipt of evidence reasonably satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note, and, in each case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Payor or, in the case of mutilation, on surrender and cancellation of this Note, the Payor at its expense shall execute and deliver, in lieu of this Note, a new note of like tenor.

10.  Subordination.  All payments due under this Note shall be subordinated and made junior, in all respects to the payment in full of all principal, all interest accrued thereon and all other outstanding amounts under Institutional Indebtedness (hereinafter defined), except Institutional Indebtedness, which, by its terms, is not expressly senior in right of payment to this Note.  The term "Institutional Indebtedness" shall mean all existing and future senior indebtedness incurred (a) by the Payor to banks, insurance companies, lease financing institutions, or other lending institutions (other than small business investment companies or venture capital firms) regularly engaged in the business of lending money; and (b) any amendment, renewal, extension or refunding of any such debt.  Each holder, by accepting a Note, agrees to the subordination of this Note to such Institutional Indebtedness and authorizes Payor to give it effect.

11.  Miscellaneous.

11.1.  The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

11.2.  This Note may not be modified or discharged (other than by payment) except by a writing duly executed by Payor and Payee.

11.3.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

11.4.  This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

11.5.  This Note shall bind Payor and its successors and assigns and shall inure to the benefit of the Payee and its successors and assigns.

IN WITHNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Payor.

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:
Name:	Winston Johnson
Title:	Chief Executive Officer

Accepted and Agreed to:

________________________________

NOTE EXERCISE FORM

                                     Dated: _______________________

TO:  Winsonic Digital Media Group, Ltd. (the "Company")

I, ____________________, hereby irrevocably elect to convert my 6% Convertible Subordinated Promissory Note dated ___________________ (the "Promissory Note") in the amount of _______________, plus the accrued interest in the amount of ________________, into ______________ shares of the Company's common stock par value $0.001 per share (the "Common Stock") pursuant to Section 4 of said Promissory Note.

I ACKNOWLEDGE THAT SUCH SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

Name:	______________________________________________________
(Please type or print in block letters)

Tax ID/SS #:	______________________________________________________

Address:	______________________________________________________

______________________________________________________

______________________________________________________

Signature:	______________________________________________________
(Signature must conform in all respects to the name of the Noteholder as set forth on the face of this Note.)